UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 18, 2011 (March 18, 2011)

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	90-0370486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3908, Shell Tower Times Square, 1 Matheson Street Causeway Bay, Hong Kong
(Address of principal executive offices)

(852) 2833-2186
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Since February 23, 2011, the  common stock of Network CN Inc. (the “Company”), along with the securities of over 600 other issuers, has been quoted exclusively on the OTCQB platform maintained by the OTC Markets Group Inc. (the “OTCM”) and is no longer being quoted on the over-the-counter bulletin board (the “OTCBB”).  The Company’s change from the OTCBB to the OTCQB was not due to the failure of the Company to meet quality standards or any delinquencies in reporting.  Instead, certain market makers, including those that have traditionally traded the Company’s common stock, have favored trading on the OTCM platform for their own economic reasons.  As a result, the Company’s common stock was automatically dropped from the OTCBB and is now being exclusively quoted on the OTCQB without interruption. A copy of the Company’s press release regarding the change, which the Company is furnishing to the Securities and Exchange Commission, is attached as Exhibit 99.1 and incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK CN INC.

Date: March 21, 2011	By:	/s/ Earnest Leung
Earnest Leung
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 21, 2011.